Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TISHMAN SPEYER INNOVATION CORP. II

February 12, 2021

Tishman Speyer Innovation Corp. II (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the Corporation is Tishman Speyer Innovation Corp. II. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 12, 2020, incorporating the Corporation under the Corporation’s original name “TS Innovation II Corp.” (as amended, the “Original Certificate”). The Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) was filed with the Secretary of State of the State of Delaware on February 11, 2021.

SECOND: This Amendment (the “Amendment”) to the Certificate was duly adopted in accordance with Section 228 and Section 242 of the DGCL by the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon.

THIRD: Whereas, Section 4.1 of the Certificate is hereby amended to add the following language immediately to the end of said Section 4.1:

Immediately upon the filing of the Amendment with the Secretary of State of Delaware (the “Effective Time”), each one (1) share of the Corporation’s Class B Common Stock, par value $0.0001 per share, issued and outstanding at the Effective Time shall automatically be changed into, reclassified and converted into 1.2 validly issued, fully paid and non-assessable shares of Class B Common Stock, without any action by the holder thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused the Amendment to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

Tishman Speyer Innovation Corp. II

By:	/s/ Paul A. Galiano
Name: Paul A. Galiano
Title: Chief Operating Officer and Chief Financial Officer

[Signature Page to Tishman Speyer Innovation Corp. II Certificate of Amendment]